SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2003

Lifeline Systems, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	0- 13617	04-2537528
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts		01702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-988-1000

Not applicable.

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

Effective as of December 3, 2003, Lifeline Systems, Inc. (the “Company”) entered into Amendment No. 4 to the Rights Agreement dated as of July 24, 1998 by and between the Company and Registrar and Transfer Company as rights agent, as amended (the “Rights Agreement”). The purpose of the amendment was to cure an ambiguity in the Rights Agreement.

Amendment No. 4 to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 4 to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2003	LIFELINE SYSTEMS, INC.

	By:	/s/ Mark G. Beucler
Mark G. Beucler Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 4 to Rights Agreement effective as of December 3, 2003.